Exhibit 3.35

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

of

ADVANCED DISPOSAL SERVICES BIRMINGHAM, INC.

(FORMERLY URRUTIA, INC.)

Pursuant to, and with the effect provided in, Sections 10A-2-10.02 to 10.06 of the Code of Alabama, 1975, as amended (the “Code”), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is “Advanced Disposal Services Birmingham, Inc.” (the “Corporation”).

SECOND: The following amendment to the Corporation’s Articles of Incorporation was adopted in the manner provided by the Code by the Corporation’s shareholders, as of November 13, 2012, to replace the existing Article II in its entirety:

“ARTICLE II

PURPOSES: The nature of the business of the Corporation and its objects, purposes and powers are:

(i) To engage in the waste disposal business, and to engage in any and all other activities in furtherance thereof;

(ii) To manage, purchase or acquire by assignment, transfer or otherwise, and hold, mortgage or otherwise pledge, and to sell, exchange, transfer, deal in and in any manner dispose of, real or personal property of any kind, class, interest, or type, wheresoever situated, and to exercise, carry out and enjoy any license, power, authority, concession, right or privilege which any corporation may make or grant in connection therewith;

(iii) To subscribe for, acquire, hold, sell, assign, transfer, mortgage, pledge, or in any manner dispose of shares of stock, bonds or other evidences of indebtedness or securities issued or created by any other corporation of Alabama or any other state or any foreign country and, while the owner thereof, to exercise the rights, privileges and powers of ownership, including the rights to vote thereon, to the same extent as a natural person may do, subject to the limitations, if any, on such rights now or hereafter provided by the laws of Alabama;

(iv) To acquire the goodwill, rights, assets and properties, and to undertake the whole or any part of the liabilities, of any person, firm, association or corporation; to pay for the same in cash, the stock or other securities of the Corporation, or otherwise, to hold, or in any manner dispose of, the whole or any part of the property so acquired; to conduct in any lawful manner the whole or any part of the business so acquired; and to exercise all the powers necessary or convenient in and about the conduct and management of such business;

(v) To make contracts, including guarantee and suretyship contracts and indemnity agreements, incur liabilities, borrow money, issue its notes, bonds and other obligations (which may be convertible into or include the option to purchase other securities of the Corporation), secure any of its obligations (or the obligations of others for whom it can make guarantees, whether or not a guarantee is made) by mortgage or pledge of or creation of security interests in any of its property, franchises, or income, and, without limiting the generality of the foregoing; (a) make contracts of guarantee and suretyship and indemnity agreements that are necessary or convenient to the conduct, promotion or attainment of the business of the contracting Corporation, (b) make contracts of guarantee and suretyship and indemnity agreements that are necessary or convenient to the conduct, promotion or attainment of the business of (i) an entity that is wholly owned, directly or indirectly, by the contracting Corporation or (ii) a person that owns, directly or indirectly, all of the outstanding stock of the contracting Corporation or (iii) an entity that is wholly owned, directly or indirectly, by a person that owns, directly or indirectly, all of the outstanding stock of the Corporation;

(vi) To lend money, invest and reinvest its funds, and receive and hold real and personal property as security for repayment;

(vii) To be a promoter, incorporator, partner, member, trustee, associate, or manager of any domestic or foreign corporation, partnership, joint venture, trust or other entity;

(viii) To pay pensions and establish pension plans, pension trusts, profit sharing plans, share bonus plans, share option plans, or other welfare, benefit or incentive plans for any or all of its current, future or former directors, officers, employees and agents;

(ix) To make donations for the public welfare or for charitable, scientific or educational purposes; and

In general, to carry on any other lawful business whatsoever in connection with the foregoing or which is calculated, directly or indirectly, to promote the interest of the Corporation or to enhance the value of its properties.

The enumeration herein of the powers, objects and purposes of the Corporation shall not be deemed to exclude or in any way limit by inference any powers, objects or purposes which the Corporation is empowered to exercise, whether expressly by purpose or by any of the laws of the State of Alabama or any reasonable construction of such laws.”

FOURTH: The Corporation had 1,200 shares of Common Stock issued and outstanding at the time of the adoption of this amendment. All 1,200 shares of Common Stock issued and outstanding voted to approve, and no shares voted against or abstained from voting on the foregoing amendment.

ADVANCED DISPOSAL SERVICES BIRMINGHAM, INC.

Name:	Christine Mills
Title:	Deputy General Counsel

2

Beth Chapman             P. O. Box 5616

Secretary of State         Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Registered Agent Change filed on behalf of Advanced Disposal Services Birmingham, Inc., as received and filed in the Office of the Secretary of State on 04/10/2000.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012
Date

Beth Chapman	Secretary of State

ARTICLES OF AMENDMENT TO

THE ARTICLES OF INCORPORATION OF URRUTIA, INC.

Pursuant to the provisions of § 10-2B-10.06, Code of Alabama 1975, as amended, Urrutia, Inc., an Alabama corporation, hereby adopts the following Articles of Amendment to its Articles of Incorporation:

1. Name of Corporation: The present name of the Corporation is Urrutia, Inc.

2. Amendment adopted: The Articles of Incorporation are amended by deleting therefrom Article III and in lieu thereof substituting the following:

ARTICLE III

Registered office and agent: The location and mailing address of the registered office of the Corporation shall be 106 West Court Square Street, Abbeville, Alabama, 36310, and the Registered Agent at such address shall be Richard D. Urrutia.

3. Effect upon issued shares: The Amendment does not provide for an exchange, reclassification or cancellation of any of the issued shares of the Corporation.

4. Date of Adoption of Amendment: Pursuant to provisions of § 10-2B-7.04 and § 10-2B-8.21, Code of Alabama 1975, as amended, the Amendment was adopted by the Board of Directors and the Shareholders of the Corporation by the unanimous written consent of the Directors and the Shareholders in lieu of a special joint meeting held on March 31, 2000.

5. The number of shares outstanding and the number of shares voted: The number of shares of the Corporation outstanding at the time of the adoption of the Amendment and the number of shares entitled to vote thereon was 1,200. The number of shares of stock voted for the Amendment was 1,200. No shares were voted against the Amendment

4

DATED this 31st day of March, 2000.

URRUTIA, INC.

By:
Richard D. Urrutia, Its President

ATTEST:

By:
Leonard H. Herndon, Jr. Its Secretary

STATE OF ALABAMA        )

COUNTY OF                         )

I, the undersigned, a Notary Public in and for said County and State, hereby certify that Richard D. Urrutia, whose name as President of Urrutia, Inc. and Leonard H. Herndon, Jr., whose name as Secretary of Urrutia, Inc., are signed to the foregoing instrument and who are known to me, acknowledged before me on this day that being informed of the contents of said instrument, they, as such officers and with full authority, executed the same voluntarily for and as the act of said corporation.

GIVEN under my hand and official seal this 31st day of March, 2000.

Notary Public My Commission Expires: 5/21/2001

This Instrument Prepared by:

Charles B. Paterson

Balch & Bingham LLP

Post Office Box 78

Montgomery, Alabama 36101-0078

334/834-6500

Beth Chapman              P. O. Box 5616

Secretary of State         Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Articles of Formation filed on behalf of Advanced Disposal Services Birmingham, Inc., as received and filed in the Office of the Secretary of State on 11/26/1990.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012
Date

Beth Chapman	Secretary of State

OFFICE OF THE SECRETARY OF STATE

State of Alabama

PERRY A. HAND

SECRETARY OF STATE

NAME RESERVATION CERTIFICATE

FOR

Urrutia, Inc.

I, Perry A. Hand, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said state, do hereby certify that pursuant to the provisions of Section 10-2A-26, Code of Alabama 1975, based upon an examination of the corporation records on file in this office, the corporate name “Urrutia, Inc.” is reserved as available.

This domestic corporation name is proposed to be incorporated in Houston County and is for the exclusive use of William Flowers, P. O. Box 2246, Dothan, AL 36302 for a period of one hundred twenty days beginning November 20, 1990 and expiring March 21, 1991.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on November 20, 1990.

Perry A. Hand

Secretary of State

OFFICE OF THE JUDGE OF PROBATE

HOUSTON COUNTY, ALABAMA

The undersigned, as Judge of Probate, Houston County, Alabama, hereby certifies that Articles of Incorporation for the incorporation of Urrutia, Inc., duly signed pursuant to the provisions of the Code of Alabama, have been received in this office and are found to conform to law and that the name of the corporation is now reserved with the Secretary of State of Alabama. Accordingly, the undersigned, as Judge of Probate, and by virtue of the authority vested in him by law, hereby issues this Certificate of Incorporation of Urrutia, Inc., and attaches hereto a certified copy of the Articles of Incorporation.

DATED this 26 day of November, 1990.

Judge of Probate, Houston County, Alabama

STATE OF ALABAMA	]
]
HOUSTON COUNTY	]

ARTICLES OF INCORPORATION

OF

URRUTIA, INC.

KNOW ALL MEN BY THESE PRESENTS,

That the undersigned incorporator, for the purpose of forming a corporation pursuant to the provisions of the Alabama Business Corporation Act, title 10, chapter 2A, Code of Alabama (1975), as amended (“Alabama Business Corporation Act”), does hereby adopt these articles of incorporation, the same to constitute a charter for carrying on the business hereinafter specified.

ARTICLE I

NAME OF CORPORATION: The name of the corporation shall be “Urrutia, Inc.”

ARTICLE II

PURPOSES: The nature of the business and the purposes for which the corporation is formed shall be as follows:

To transact all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act, including the power to invest in real estate, mortgages, stocks, bonds, and any other type of investment, and may own real or personal property necessary or appropriate for operating the aforesaid business.

ARTICLE III

REGISTERED OFFICE AND AGENT: The location and mailing address of the initial registered office of the corporation shall be 1506 Oak Drive, Dothan, Alabama 36303, and the initial registered agent at such address shall be Richard D. Urrutia.

ARTICLE IV

DURATION: The duration of the corporation shall be perpetual unless the corporation is dissolved by law or otherwise terminated.

ARTICLE V

SHARES: The corporation shall be authorized to issue 1,200 common shares having a par value of One Cent ($.01) each.

Articles of Incorporation	Page 1

ARTICLE VI

(A) INCORPORATOR: The name and address of the incorporator is as follows:

NAME	ADDRESS
Richard D. Urrutia	1506 Oak Drive
Dothan, Alabama 36303

(B) DIRECTORS: The initial board of directors shall consist of one (1) director, and such number thereafter as may be fixed by the bylaws. The name and address of the person who is to serve as director until the first annual meeting of the shareholders, or until his successor is elected and qualified, is as follows:

NAMES	ADDRESS
Richard D. Urrutia	1506 Oak Drive
Dothan, Alabama 36303

ARTICLE VII

(A) VOTING: At any meeting of the shareholders of the corporation, a shareholder of record shall be entitled to one (1) vote for each share standing in his name.

(B) PREEMPTIVE RIGHTS: No shareholder shall have a preemptive right to purchase additional or treasury shares of the corporation under Section 10-2A-44 of the Alabama Business Corporation Act.

(C) MANAGEMENT: The business and affairs of the corporation shall be managed and conducted in accordance with the bylaws of the corporation.

(D) SHARES NONASSESSABLE: The shares of the corporation, when fully paid for in accordance with the subscription therefor, shall be fully paid and nonassessable; and in no case shall any shareholder be liable other than for the unpaid shares subscribed for by him.

(E) LIEN ON SHARES: The corporation shall have a lien on the shares of a shareholder for any debt or liability owed to it by him before a notice of transfer or levy on such shares is received by the corporation. The corporation shall have the rights with respect to the lien conferred by the laws of the State of Alabama.

(F) AMENDMENTS: The corporation reserves the right to amend or repeal any provision of these articles of incorporation in the manner provided by law; and all rights conferred upon the officers, directors, and shareholders of the corporation are granted subject to this reservation.

IN WITNESS WHEREOF, I, the undersigned, have hereunto set my hand and seal this the 26 day of November, 1990.

Richard D. Urrutia, Incorporator

Articles of Incorporation	Page 2

Prepared By:

William T. Flowers, Esq.

Johnston, Hinesley & Flowers, P.C.

209 North Oates Street (36303)

Post Office Box 2246

Dothan, Alabama 36302

Articles of Incorporation	Page 3

Beth Chapman             P. O. Box 5616

Secretary of State         Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Registered Agent Change filed on behalf of Advanced Disposal Services Birmingham, Inc., as received and filed in the Office of the Secretary of State on 02/28/2008.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012
Date

Beth Chapman	Secretary of State

STATE OF ALABAMA

STATEMENT OF CHANGE OF REGISTERED AGENT OR

REGISTERED OFFICE OR BOTH

CHECK ONE:	☐ FOREIGN CORPORATION ☒ DOMESTIC PROFIT CORPORATION

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATE OF ALABAMA.

State of Incorporation:	ALABAMA

1. The name of the corporation:

URRUTIA, INC.

2. The name of the present registered agent

RICHARD D. URRUTIA

3. The street address of the present registered office:

1506 Oak Drive, Dothan, Alabama 36303

4. The name of its successor registered agent: The Corporation Company

5. The street address (NO PO BOX) to which the registered office is to be changed (street address of registered agent and registered office must be identical):

2000 Interstate Park Drive, Suite 204, Montgomery, Alabama 36109

6. If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent’s address.

7. Date:	February 26, 2008

URRUTIA, INC.
Name of Corporation

$5 Filing Fee	Christian B. Mills, Vice President
Type or Print Corporate Officer’s Name and Title

Signature of Officer

13

I, The Corporation Company, consent to serve as registered agent to the above named corporation of this the 27 day of February, 2008.

Signature of Registered Agent

MAIL ORIGINAL APPLICATION WITH THE FILING FEE OF $5.00 TO:

SECRETARY OF STATE, CORPORATIONS DIVISION, PO BOX 5616, MONTGOMERY, ALABAMA 36103-5616

Beth Chapman             P. O. Box 5616

Secretary of State         Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Legal Name Change filed on behalf of Advanced Disposal Services Birmingham, Inc., as received and filed in the Office of the Secretary of State on 08/11/2008.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012
Date

Beth Chapman	Secretary of State

Beth Chapman             P. O. Box 5616

Secretary of State         Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Section 10-2B-4.02, Code of Alabama 1975, and upon an examination of the corporation records on file in this office, the following corporate name is reserved as available:

ADVANCED DISPOSAL SERVICES BIRMINGHAM, INC.

This domestic corporation name is proposed to be incorporated in Houston County and is for the exclusive use of Susan M Bonteski, 1301 Riverplace Boulevard Suite 1500, Jacksonville, FL 32207 for a period of one hundred twenty days beginning July 31, 2008 and expiring November 29, 2008.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.

July 31, 2008
Date

Beth Chapman	Secretary of State

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF URRUTIA, INC.

Pursuant to the provisions of § 10-2B-10.06, Code of Alabama 1975, Urrutia, Inc., an Alabama corporation, hereby adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is Urrutia, Inc.

2. The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act:

ARTICLE I

NAME OF CORPORATION: The name of the corporation is ADVANCED DISPOSAL SERVICES BIRMINGHAM, INC.

3. Pursuant to the provisions of § 10-2B-7.04 and § 10-2B-8.21, Code of Alabama 1975, the Amendment was adopted by the Board of Directors and Shareholder of the Corporation by the unanimous written consent of the Directors and the Shareholder on August 4th, 2008 in lieu of a meeting.

4. The number of shares of the Corporation outstanding at the time of the adoption of the Articles of Amendment and the number of shares entitled to vote thereon was 1,200. The number of shares of stock voted for the Articles of Amendment was 1,200. No shares were voted against the Articles of Amendment.

5. Except as amended hereby, the Articles of Incorporation of the Corporation shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 4th day of August, 2008.

URRUTIA, INC.

By:
Name: Its:	Charles C. Appleby Chief Executive Officer

Prepared by:

Susan Bontest 1301 River Place Blvd Ste 1500

Jacksonville, AL 32207

Beth Chapman             P. O. Box 5616

Secretary of State         Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Registered Agent Change filed on behalf of Advanced Disposal Services Birmingham, Inc., as received and filed in the Office of the Secretary of State on 03/08/2010.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012
Date

Beth Chapman	Secretary of State

STATE OF ALABAMA

STATEMENT OF CHANGE OF REGISTERED AGENT OR

REGISTERED OFFICE OR BOTH

CHECK ONE:	☐ FOREIGN CORPORATION ☒ DOMESTIC PROFIT CORPORATION

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATE OF ALABAMA.

State of Incorporation:	Houston County

1. The name of the corporation:

Advanced Disposal Services Birmingham, Inc.

2. The name of the present registered agent:

THE CORPORATION COMPANY

3. The street address of the present registered office:

2000 INTERSTATE PARK DR STE 204 MONTGOMERY, AL 36109

4. The name of its successor registered agent:

C T CORPORATION SYSTEM

5. The street address (NO PO BOX) to which the registered office is to be changed (street address of registered agent and registered office must be identical):

2 NORTH JACKSON ST., SUITE 605 MONTGOMERY, AL 36104

6. If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent’s address.

7. Date:	March 8, 2010

$5 Filing Fee

I, as authorized by C T CORPORATION SYSTEM,

Certify that the above named entity was notified of this change of address in writing.

Kenneth Uva
Signature of Registered Agent

MAIL ORIGINAL APPLICATION WITH THE FILING FEE OF $5.00 TO:

SECRETARY OF STATE, CORPORATIONS DIVISION, PO BOX 5616, MONTGOMERY, ALABAMA 36103-5616